As filed with the Securities and Exchange Commission on August 30, 2023.
Registration No. 333-
____________________________________________________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BANNER CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON	91-1691604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 South First Avenue
Walla Walla, Washington 99362
(Address of Principal Executive Offices) (Zip Code)

Banner Corporation 2023 Omnibus Incentive Plan
(Full title of the plan)

Mark Grescovich Banner Corporation 10 South First Avenue Walla Walla, Washington 99362 (509) 527-3636 (Name, address and telephone number, including area code, of agent for service)
Copies to:
Andrew J. Schultheis, Esq. Davis Wright Tremaine LLP 920 Fifth Ave., Ste. 3300 Seattle, Washington 98104 (206) 622-3150	Sherrey Luetjen, Esq. Executive Vice President, General Counsel 10 South First Avenue Walla Walla, Washington 99362 (509) 527-3636

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Banner Corporation (the “Registrant”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act, to register 625,000 shares of Common Stock issuable pursuant to the Banner Corporation 2023 Omnibus Incentive Plan (the “2023 Plan”). The 2023 Plan has been previously approved by the Registrant’s stockholders.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of this Form S-8 will be sent or given to participants in the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such document(s) are not being filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents previously or concurrently filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the “Prospectus”):

(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (File No. 0-26584) filed with the Commission on February 21, 2023.

(b)    All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above.

(c)    The description of the Registrant’s common stock set forth in its Registration Statement on Form 8-A registering the Registrant’s common stock pursuant to Section 12(g) of the Securities Exchange Act, filed August 8, 1995, and all amendments thereto or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (excluding any portions of such documents that have been “furnished” and not “filed” for purposes of the Exchange Act) after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein by reference.

Item 4.    Description of Securities.

Not Applicable

Item 5.    Interests of Named Experts and Counsel.

Not Applicable

Item 6.    Indemnification of Directors and Officers.

Article XIV of the Registrant’s Articles of Incorporation requires indemnification of directors and officers to the fullest extent permitted by the Washington Business Corporation Act (“WBCA”). However, the indemnity does not apply to (1) acts or omissions finally adjudged to violate law, (2) conduct finally adjudged to violate the WBCA prohibition against unlawful distributions by the corporation or (3) any transaction with respect to which it was finally adjudged that the director or officer personally received a benefit to which he/she was not legally entitled.

II-1

The Registrant has entered into an indemnification agreement with each of its directors. Each indemnification agreement provides generally that the Registrant will hold harmless and indemnify the director to the fullest extent permitted by law against any and all losses, claims, damages and liabilities, including but not limited to judgments, fines, amounts paid in settlement and any related expenses, incurred with respect to any proceeding in which the director is or is threatened to be made a party by reason of the fact that he or she is or was serving as a director of the Registrant or, at the request of the Registrant, is or was serving as a director, officer, employee, trustee or agent of the Registrant or of another entity. Each indemnification agreement further provides that, upon the director’s request, the Registrant will advance expenses to the director, subject to the director’s agreeing to repay the advanced funds if it is ultimately determined, by a final, non-appealable court decision, that he or she is not entitled to be indemnified for such expenses. In addition, each indemnification agreement requires the Registrant to use commercially reasonable efforts to maintain in effect director and officer liability insurance coverage containing substantially the same terms and conditions as the director and officer liability insurance policy in effect at the time the indemnification agreement was entered into.

The WBCA provides for indemnification of directors, officers, employees and agents in certain circumstances. WBCA Section 23B.08.510 provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (a) the director acted in good faith, (b) the director reasonably believed that the director’s conduct was in the best interests of the corporation, or in certain instances, at least not opposed to its best interests and (c) in the case of any criminal proceeding, the director had no reasonable cause to believe the director’s conduct was unlawful. However, a corporation may not indemnify a director under this section (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. WBCA Section 23B.08.520 provides that unless limited by the articles of incorporation, a corporation must indemnify a director who was wholly successful in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. WBCA Section 23B.08.540 provides a mechanism for court-ordered indemnification.

WBCA Section 23B.08.570 provides that unless a corporation’s articles of incorporation provide otherwise, (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under WBCA Section 23B.08.520, and is entitled to apply for court-ordered indemnification under WBCA Section 23B.08.540, (2) the corporation may indemnify and advance expenses under WBCA Section 23B.08.510 through 23B.08.560 to an officer, employee or agent of the corporation who is not a director to the same extent as to a director and (3) a corporation may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract. WBCA Section 23B.08.580 provides that a corporation may purchase insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by the individual in that capacity, whether or not the corporation would have power to indemnify the individual against the same liability under WBCA Section 23B.08.510 or 23B.08.520.

Item 7.    Exemption From Registration Claimed.

Not Applicable

II-2

Item 8.    Exhibits.
The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit
Number                    Description

4.1    Restated Articles of Incorporation of the Registrant. (1)

4.2    Amended and Restated Bylaws of the Registrant. (2)

5.1    Opinion of Davis Wright Tremaine LLP.

10.1    Banner Corporation 2023 Omnibus Incentive Plan.

10.2    Form of Director Restricted Stock Award Agreement under the Banner Corporation 2023 Omnibus Incentive Plan.

10.3    Form of Director Restricted Stock Unit Award Agreement under the Banner Corporation 2023 Omnibus Incentive Plan.

10.4    Form of Employee Restricted Stock Unit Award Agreement under the Banner Corporation 2023 Omnibus Incentive Plan.

10.5    Form of Executive Restricted Stock Unit Performance Award Agreement under the Banner Corporation 2023 Omnibus Incentive Plan.

23.1    Consent of Moss Adams LLP.

23.2    Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1 to this Registration Statement).

24.1    Power of attorney (set forth on the signature pages to the Registration Statement).

107.1    Filing Fee Table.

(1)    Incorporated by reference to Exhibit 3.1 (b) to the Registrant’s Current Report on Form 8-K filed with the Commission on May 24, 2022.
(2)    Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 24, 2022.

Item 9.    Undertakings.

The undersigned registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.    That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on August 30, 2023.

BANNER CORPORATION

By	/s/Mark J. Grescovich
Name: Mark J. Grescovich Title: President and Chief Executive Officer (Principal Executive Officer)

Power Of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Grescovich and Peter J. Conner, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Mark J. Grescovich Mark J. Grescovich	President and Chief Executive Officer (Principal Executive Officer)	August 30, 2023
/s/Peter J. Conner Peter J. Conner	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 30, 2023
/s/Ellen R.M. Boyer Ellen R.M. Boyer	Director	August 30, 2023
/s/Connie R. Collingsworth Connie R. Collingsworth	Director	August 30, 2023

/s/Margot J. Copeland Margot J. Copeland	Director	August 30, 2023
/s/Roberto R. Herencia Roberto R. Herencia	Director	August 30, 2023
/s/David A. Klaue David A. Klaue	Director	August 30, 2023
/s/John R. Layman John R. Layman	Director	August 30, 2023
/s/John Pedersen John Pedersen	Director	August 30, 2023
/s/Kevin F. Riordan Kevin F. Riordan	Director	August 30, 2023
/s/Terry Schwakopf Terry Schwakopf	Director	August 30, 2023
/s/Paul J. Walsh Paul J. Walsh	Director	August 30, 2023

EXHIBIT INDEX

Exhibit
Number                    Description

5.1    Opinion of Davis Wright Tremaine LLP.

10.1    Banner Corporation 2023 Omnibus Incentive Plan.

10.2    Form of Director Restricted Stock Award Agreement under the Banner Corporation 2023 Omnibus Incentive Plan.

10.3    Form of Director Restricted Stock Unit Award Agreement under the Banner Corporation 2023 Omnibus Incentive Plan.

10.4    Form of Employee Restricted Stock Unit Award Agreement under the Banner Corporation 2023 Omnibus Incentive Plan.

10.5    Form of Executive Restricted Stock Unit Performance Award Agreement under the Banner Corporation 2023 Omnibus Incentive Plan.

23.1    Consent of Moss Adams LLP.

23.2    Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1 to this Registration Statement).

24.1    Power of attorney (set forth on the signature pages to the Registration Statement).

107.1    Filing Fee Table.